UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 1, 2008

Orchestra Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (760)  494-7205

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2008, Spencer Trask Invpestment Partners LLC (“Spencer Trask”) issued a $150,000 senior subordinated secured promissory note (the “Secured Note”) to the Company.  In exchange for the Secured Note, Spencer Trask received a Senior Subordinated Secured Promissory Note, due on May 1, 2008 (the “STIP Note”) in the principal amount of $450,000 as well as 600,000 shares of common stock of the Company.  The STIP Note and shares of common stock were issued pursuant to a Securities Purchase Agreement between the Company and Spencer Trask, dated August 28, 2007, and is secured by the grant of a security interest in all of the assets of the Company pursuant to the terms of a Security Agreement, dated the same date, by the Company in favor of Spencer Trask.  On August 28, 2007, the Company also entered into a Registration Rights Agreement with Spencer Trask.  Pursuant to the Registration Rights Agreement, the Company agreed to register Spencer Trask’s shares of common stock issued under the Securities Purchase Agreement.  The Securities Purchase Agreement, Registration Rights Agreement, Security Agreement and STIP Note entered into by the Company in connection with this transaction are furnished as exhibits to this Current Report on Form 8-K.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

2

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchestra Therapeutics, Inc.

February 11, 2008	By:	/s/ Michael K. Green
Name: Michael K. Green
Title: Chief Operating Officer and Chief Financial Officer

3